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                                  EXHIBIT 99.1

[LOG] MIIX
The MIIX Group

                                  NEWS RELEASE


                    MIIX GROUP ANNOUNCES INCREASE IN RESERVES
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LAWRENCEVILLE, NJ, February 5, 2004 -- The MIIX Group, Inc. (OTC: MIIX)
announced it has advised the New Jersey Department of Banking and Insurance ("Department") of the need to increase its loss and allocated loss adjustment expense (ALAE) reserves based on the progress of the annual audit to date. The required adjustment is not yet certain. It will depend upon the extent to which the Company's loss experience in FY2003 was attributable to continuing high severity and frequency of claims as contrasted with the acceleration of claims in light of the Company's runoff status. Because of the complexities in analyzing acceleration, the Company continues to examine this aspect of its runoff. The Company expects to complete its analysis by mid-March when its earnings release is issued. The increase in reserves, given the Company's marginal surplus levels, will have a materially adverse effect on the Company.

The Company expects to delay filing its statutory financial statements to the extent permitted by the Department in a pending request for extension.

Further, the Company has entered into discussions with its reinsurers regarding possible commutations of treaties for some or all years. If the Company is unable to successfully negotiate commutations, the reinsurers are likely to seek to increase premiums payable by the Company if the Company records a significant reserve adjustment or falls short of other stipulated contract provisions, including the failure to maintain appropriate trust fund balances. Such increases could, depending on their amounts and timing, materially and adversely affect the Company. The Department, required to approve all treaty changes, is being kept advised of these discussions.

FORWARD-LOOKING STATEMENT
This news release contains forward-looking statements that are based on the Company's estimates and expectations concerning future events and anticipated results and are subject to certain risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements. These forward-looking statements are subject to uncertainties and other factors that could cause actual results to differ materially from such statements. In particular, the Company's ability to manage successfully the solvent runoff of its business is subject to a number of contingencies and uncertainties. These uncertainties and other factors are detailed from time to time in the Company's filings with the appropriate securities commissions, and include, without limitation, the Company having sufficient liquidity and working capital, the performance of the Company's investment portfolio, the Company's ability to manage claims, maintaining existing reinsurance agreements at reasonable terms, the Company's ability to diversify its product lines, the continued adequacy of the Company's loss and loss adjustment expense reserves, the Company's avoidance of any material loss on collection of reinsurance recoverables, adverse actions of applicable regulatory agencies, general economic conditions, including changing interest rates, rates of inflation and the performance of the financial markets, adverse judicial decisions and

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rulings, changes in domestic and foreign laws, regulations and taxes, effects of acquisitions and divestitures and various other factors. The words "believe," "expect," "anticipate," "project" and similar expressions identify forward-looking statements. The Company's expectations regarding future earnings, growth initiatives, underwriting, cost controls, adequacy of loss and loss adjustment expense reserves, and enhancing shareholder value depend on a variety of factors, including economic, competitive and market conditions which may be beyond the Company's control and are thus difficult or impossible to predict. In light of the significant uncertainties inherent in the forward-looking information herein, the inclusion of such information should not be regarded as representation by the Company or any other person that the Company's objectives or plans will be realized. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

FOR FURTHER INFORMATION:

INVESTORS & ANALYSTS CONTACT:    ALLEN SUGERMAN
                                 CHIEF FINANCIAL OFFICER
                                 (800) 234-MIIX, EXT. 1311
                                 ASUGERMA@MIIX.COM

NEWS MEDIA CONTACT:              EMMALEE MORRISON
                                 AVP CORPORATE COMMUNICATIONS
                                 (800) 234-MIIX, EXT. 1335
                                 EMORRISO@MIIX.COM
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